                                                                   EXHIBIT 10.29

DATED                                                                       2000
--------------------------------------------------------------------------------


                            REFUGE ASSURANCE plc (1)


                           DIGITAL ISLAND LIMITED (2)


                        DIGITAL ISLAND INCORPORATED (3)



                               COUNTERPART LEASE

                                       of


                        Cargo 30, Staines Road, Bedfont






                                                                          TUCKER
                                                                          TURNER
                                                                        KINGSLEY
                                                                      WOOD & Co.
                                                                  18 BEDFORD ROW
                                                                 LONDON WC1R 4EQ
                                                              TEL: 020 7242 3303
                                                              FAX: 020 7831 1732
                                                              REF:   DJ/UFP.1793

                                  PARTICULARS

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1.  DATE OF THIS DEED                                                      2000

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2.  LANDLORD                      REFUGE ASSURANCE plc of Refuge House Alderley
                                  Road Wilmslow Cheshire SK9 1PF (Company
                                  Registration Number 1364)

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3.  TENANT                        DIGITAL ISLAND LIMITED of 12 Plumtree Court
                                  London EC4A 4HT (Company Registration Number
                                  3730837)

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4.  SURETY                        DIGITAL ISLAND INCORPORATED of 45 Fremont
                                  Street 12th Floor San Francisco California
                                  94105

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5.  PREMISES                      ALL THOSE land and premises situate and known
                                  as Cargo 30, Staines. Road, Bedfont

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6.  AGREED TERM                   20 years from and including the date hereof

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7.  RENT                          (Pounds)73l,766 per annum (subject to review)

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8.  RENT COMMENCEMENT DATE

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9.  THE INITIAL PERIOD            From the Rent Commencement Date to the next
                                  quarter day

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10.  RENT REVIEW DATES            29th September 2005 and every fifth
                                  anniversary of that date

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11.  PERMITTED USE                Any use within Class B1(c) B2 and B8 of the
                                  Town & Country Planning (Use Classes) Order
                                  1987 (to which Clause 2.8 of Part One Hereof shall not apply) or any sui generis use

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12.  HOURS OF ACCESS              24 hour access

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

                                   CONTENTS

PART ONE: DEFINITIONS AND INTERPRETATION                                    1
 1. DEFINITIONS                                                             1
 2. INTERPRETATION                                                          3
PART TWO: DEMISE AND RENT                                                   4
 1. DEMISE                                                                  4
 2. RENT                                                                    4
PART THREE: GENERAL TENANT'S COVENANTS                                      6
 1. RENT                                                                    6
 2. OUTGOINGS                                                               6
 3. REPAIRS AND DECORATION                                                  7
 4. ALTERATIONS                                                             8
 5. SIGNS                                                                   9
 6. USER                                                                    9
 7. ALIENATION                                                             10
 8. LEGAL OBLIGATIONS                                                      13
 9. PLANNING                                                               14
10. ENCROACHMENTS                                                          16
11. LANDLORD'S RIGHTS                                                      16
12. COSTS                                                                  17
13. INDEMNITY                                                              17
14. YIELDING UP                                                            18
15. RELEASE OF LANDLORD                                                    18
16. VAT                                                                    18
PART FOUR: INSURANCE                                                       19
 1. LANDLORD'S INSURANCE COVENANTS                                         19
 2. TENANT'S INSURANCE COVENANTS                                           21
 3. ABATEMENT OF RENT                                                      22
PART FIVE: LANDLORD'S COVENANTS                                            23
PART SIX: RENT REVIEW                                                      24
 1. DEFINITIONS AND INTERPRETATION                                         24
 2. THE RENT REVIEW                                                        25
 3. FIXING THE REVIEWED RENT                                               26
 4. DELAYED REVIEW                                                         27
 5. MEMORANDA OF REVISED RENT                                              27
 6. RESTRICTIONS                                                           27
PART SEVEN: PROVISOS AND AGREEMENTS                                        28
 1. RECOVERY OF MONEY                                                      28
 2. USER WARRANTY                                                          28
 3. EASEMENTS                                                              28
 4. COVENANTS                                                              28
 5. LIABILITY                                                              29
 6. COMPENSATION                                                           29
 7. NOTICES                                                                29
PART EIGHT: FORFEITURE                                                     30
 1. RIGHT OF RE-ENTRY                                                      30
 2. INSOLVENCY                                                             30
PART NINE: GUARANTEE                                                       32
 I. INTRODUCTION                                                           32
 2. SURETY'S COVENANT                                                      32
SCHEDULE I: RIGHTS                                                         34
SCHEDULE 2: EXCEPTIONS AND RESERVATIONS                                    35
SCHEDULE 3: INCUMBRANCES                                                   36
SCHEDULE 4: REGULATIONS                                                    37

THIS LEASE is made on the date stated in the Particulars

BETWEEN:

(1)  The Landlord specified in the Particulars ("the Landlord")

(2)  The Tenant specified in the Particulars ("the Tenant")

(3)  The Surety (if any) specified in the Particulars ("the Surety")

PART ONE:      DEFINITIONS AND INTERPRETATION

1.   DEFINITIONS

In this Lease the following words and expressions shall have the following meanings unless the context otherwise requires:

1.1 "Authority" means any statutory public local or other competent authority or a court of competent jurisdiction

1.2 "Conducting Media" means any pipe tube duct flue shaft sewer drain conduit gutter watercourse wire cable fibre channel and other medium for the passage or transmission of water soil gas air smoke electricity light information or otherwise and all ancillary equipment motors or structures

1.3 "Determination of the Term" means the determination of the Term by re-entry notice surrender or otherwise

1.4 "full indemnity basis" means such sum as is required to indemnify and save harmless the Landlord from the liability it has incurred or will incur so that any taxation by the Court will be as between Solicitor and Own Client on the footing that all work done was reasonably done on the client's instructions and all disbursements were reasonably incurred

1.5 "Insured Risks" means the risk of loss or damage by fire storm tempest flood lightning explosion and (in peacetime) aircraft articles dropped from aircraft riot civil commotion malicious damage impact bursting and overflowing of water tanks apparatus and pipes and such other perils against which the Landlord may from time to time deem necessary to insure against

1.6 "Interest" means interest at the rate of 3% above the base rate for the time being of National Westminster Bank PLC (or in the event of such base rate ceasing to exist such other reasonably commensurate rate of interest as the Landlord may from time to time specify in writing) SUCH interest to run from day to day with rests on the usual quarter days from the date 14 days after the sum due becomes payable (whether formally demanded or not) as well after as before any judgement until payment is actually received by the Landlord

1.7 "Landlord" includes any person for the time being entitled to the reversion (whether immediately or not) expectant on the Determination of the Term

1.8 "Landlord's Surveyor" means any person or firm appointed by or acting for the Landlord (including any employee of the Landlord) to perform the function of a Surveyor for any purpose of this Lease

1.9 "Lease" means this lease as from time to time varied or supplemented by deed licence or otherwise

1.10 "Particulars" means the details on the preceding pages headed "Particulars"

1.11 "Planning Acts" means the Town and Country Planning Act 1990 Planning (Listed Buildings and Conservation areas) Act 1990 Planning (Consequential Provisions) Act

1990 Planning (Hazardous Substances) Act 1990 Planning and Compensation Act 1991 and any subsequent Act of Parliament containing provisions relating to town and country planning and all statues regulations and orders issued therefrom or deriving validity therefrom

1.12 "Premises" means the land and premises described in the Particulars and each and every part thereof including:-

1.12.1    all boundaries belonging to the Landlord

1.12.2    all additions and improvements to the Premises;

1.12.3    any Conducting Media that serves the Premises

1.12.4 the Landlord's fixtures and other articles which now are or may during the Term be installed in the Premises

1.13 "Regulations" mean the regulations set out in Schedule 4 and any others from time to time published by the Landlord in addition to or in substitution for those regulations in the interests of good estate management

1.14 "Rent" means the annual rent specified in the Particulars or such other amount as is from time to time agreed or determined pursuant to Part Six or otherwise

1.15 "Sign" means any name device advertisement placard fascia board sign pole flag mast aerial or satellite dish

1.16 "Surety" shall if he is an individual include his personal representatives

1.17      "Tenant" includes the Tenant's successors in title and assignees

1.18 "Term" means the Agreed Term and any continuation or extension of it whether by agreement operation of law or otherwise

2.  INTERPRETATION

In this Lease:-

2.1 Obligations and liabilities of a party comprising more than one person are obligations and liabilities of such persons jointly and severally

2.2       Words importing one gender include all other genders

2.3       The singular includes the plural and vice versa

2.4 A covenant by the Tenant not to do something shall be construed as including a covenant not to permit or knowingly suffer it to be done by a third party

2.5 A consent or approval to be given by the Landlord is not effective unless it is in writing and signed by or on behalf of the Landlord

2.6 Paragraph headings are for ease of reference only and are not to have any effect on its construction and interpretation

2.7 References to any right of the Landlord to have access to the Premises shall be construed as extending to the Superior Lessor (if any) and to all persons authorised by the Landlord and the Superior Lessor (if any) (including agents professional advisers contractors workmen and others)

2.8 Reference to a statute includes any amendment modification extension consolidation or re-enactment of it and any statutory instrument regulation or order made under it which is for the time being in force

2.9 Reference to any consent required from the Landlord includes the like consent of any superior landlord where required under the terms of a superior lease but nothing herein shall be construed so as to impose or imply any obligation on the part of a superior landlord not unreasonably to refuse or withhold any such consent

2.10 The Particulars shall be read and construed as forming part of the Lease

PART TWO:      DEMISE AND RENT

1.   DEMISE

The Landlord demises the Premises to the Tenant:

1.1  Together with the rights (if any) set out in Schedule 1

1.2  Except and reserving to the Landlord the matters set out in Schedule 2

1.3  To hold the same to the Tenant for the Agreed Term

1.4 Subject to all rights easements restrictions covenants and liabilities affecting the Premises other than financial charges including (without prejudice to the generality of the foregoing) those contained or referred to in any documents listed in Schedule 3

2.   RENT

The Tenant will pay the following rents to the Landlord without any deduction:

2.1 The Rent by equal quarterly payments in advance on the usual quarter days in every year (and proportionately for any time less than a year) the first payment to be made on the Rent Commencement Date in respect of the Initial Period

2.2 The insurance rent (as determined pursuant to Part Four) on demand the first payment (being the proportion of the current premium for the period from the date hereof to the next premium renewal date) to be paid on the date hereof

2.3 Interest VAT (if applicable) and all other sums as and when the same shall become payable under the Lease

PART THREE:    GENERAL TENANT'S COVENANTS

The Tenant covenants with the Landlord as follows:-

1.   RENT

1.1 To pay (whether formally demanded or not) the Rent and other rents reserved by Part Two on the days and in the manner specified without any deduction or set off

1.2 To pay all reasonable and proper legal costs and bailiffs' commission incurred by the Landlord of and incidental to every distress levied by the Landlord on the Tenant's goods for the recovery of overdue rent

1.3 To pay to the Landlord Interest on Rent and VAT (if applicable) if not paid on the due date and Interest on any other rent if not paid within 14 days of demand

1.4 If so required in writing by the Landlord to pay the Rent by Bankers Order or Credit Transfer to any Bank Account which the Landlord may from time to time nominate

2.   OUTGOINGS

2.1 To pay and indemnify the Landlord against all rates taxes assessments impositions duties charges and outgoings now or at any time during the Term payable by the owner or occupier of or otherwise due in respect of the Premises (except any tax assessed on the Landlord or any superior landlord in respect of its ownership of or rental income from or any dealing with its reversionary interest)

2.2 Not to make any claim for relief against outgoings payable in respect of the Premises without the Landlord's consent

2.3 To pay and keep the Landlord indemnified against all VAT which may from time to time be charged on the Rent or on any other monies payable by the Tenant under the Lease subject to the Landlord providing the Tenant with a valid VAT invoice

2.4 To pay and indemnify the Landlord against all reasonable arid proper charges for electricity gas and other services at the Premises

2.5 To pay a fair proportion (to be conclusively determined by the Landlord or the Landlord's Surveyor) of the expense incurred in respect of any repairing rebuilding and cleansing of any party walls fences structures Conducting Media Common Parts or other things common to or used in common by the Premises and other property

3.   REPAIRS AND DECORATION

(Subject to the provisions relating to insurance set out in Part Four of the Lease):

3.1 At all times during the Term when and as often as necessary shall require well and substantially to cleanse repair amend support and uphold the Premises and from time to time when necessary rebuild renew or reinstate to the satisfaction of the Landlord all the present and future buildings structures and amenities forming part of the Premises the Conducting Media serving the same and all fixtures fittings additions plant and machinery and improvements which may at any time be fastened or affixed to or erected or placed upon or in the Premises (damage by Insured Risks excepted) AND it is hereby declared that the generality of this provision shall neither restrict nor be restricted by any other clause or sub-paragraph of this Lease

3.2 As and when required by the Landlord to clean (and repaint where applicable) the external surfaces of the Premises

3.3 To clean the Premises regularly and maintain them at all times in a clean and tidy condition

3.4 To clean all windows and all glass within the Premises regularly and at least once a month

3.5    To execute all works to the Premises required by virtue of any statute

3.6 To keep all carpets (if any) clean and replace the same as often as may be necessary and in the last year of the Term with carpets of a similar kind and quality with a design or colour previously approved by the Landlord

3.6.1 To keep the forecourts roads pathways and car park (if any) in a neat and tidy condition and in good and substantial repair and properly lighted
3.6.2 To keep any other part of the Premises which may not be built on free from all weeds and all landscaped areas properly cultivated

3.7 To decorate and keep the interior and the exterior of the Premises decorated to a high standard (in any event not less frequently than once in any period of five years in respect of the interior and once in any period of three years in respect of the exterior) and also to the Landlord's reasonable specification in the last six months of the Term)

3.8 To repair or replace forthwith by new articles of a similar kind and quality any fixtures fittings plant or equipment in the Premises (other than tenant's or trade fixtures and fittings) which shall become in need of repair or replacement

3.9 Within three months (or sooner in emergency) of receipt of notice from the Landlord of any breach of this Clause to carry out the repair cleaning decoration or other work required to remedy the breach and if the Tenant fails diligently to comply with such notice and the Landlord enters the Premises to carry out such work the Tenant shall upon demand pay to the Landlord all reasonable and proper costs which the Landlord so incurs

3.10 To enter into and maintain throughout the Term comprehensive maintenance arid safety contracts with reputable engineers for the maintenance and safety of any plant apparatus machinery (including any lifts hoists boilers or air-conditioning or central heating installations) and produce to the Landlord on demand any such contract and the receipt for the current payments due thereunder

4.     ALTERATIONS

4.1 Not to make any alteration or addition to the structure of the building on the Premises

4.2 Not to make any alteration or addition of a non-structural nature to the Premises without the Landlord's prior consent (such consent not to be unreasonably withheld) and such consent if granted may be subject to conditions including conditions to provide for payment of any expenses incurred by the Landlord including any professional fees incurred and for reinstatement of the Premises by the Tenant to the reasonable satisfaction of the Landlord's Surveyor and it is agreed (but not limited to) that consent shall be deemed to be reasonably withheld if in the Landlord's opinion such alterations will contravene fire regulations or any other statutory provisions provided that the Tenant shall be permitted to install alter or remove internal demountable partitioning at any time without the consent of the Landlord

5.     SIGNS

5.1 Not to fix any Sign outside the Premises nor to the exterior or interior of any door or window unless permitted by this Clause

5.2 Not to display any flashing or moving Sign which is visible from outside the Premises

5.3 Not to display any Sign which is visible from outside the Premises except to indicate the name and business of the Tenant in a size style and manner first approved by the Landlord (such approval not to be unreasonably withheld)

6.     USER

6.1    Not to use the Premises otherwise than for the Permitted Use

6.2 Not to reside or sleep on the Premises nor use them for any sale by auction or for any dangerous noisy or offensive purpose or for any illegal or immoral activity nor as a betting shop amusement arcade or a sex shop

6.3 Not to use the Premises in a manner which may be or become or cause a nuisance disturbance inconvenience injury or damage to the Landlord or any other person

6.4 Not to commit wilful voluntary or permissive waste spoil or destruction in or on the Premises

6.5 To keep the Premises in rateable occupation and not to do anything which might prejudice or diminish the Landlord's reversionary interest

6.6 Not to make use of the Conducting Media beyond their capacity nor in a manner which may block or damage them and in particular not to stop up or obstruct or permit oil grease or other deleterious matter or substance to enter any drain

6.7    Not to overload the floors of the Premises and in particular:

6.7.1 Not to place suspend deposit or store in the Premises such a quantity or weight of furniture equipment or goods as may or may appear to the Landlord or its agents to be likely to strain overload or otherwise injure or endanger the floors roof lifts or structure of the Premises or neighbouring premises

6.7.2 Not to bring into or place in the Premises any heavy article fixture or fitting unless the weight and position of it has been approved by the Landlord (such approval not to be unreasonably withheld or delayed

6.7.3 Not to use or suffer the Premises to be used in such a manner as to subject the same or any adjoining building to any strain (including without prejudice to the generality of the forgoing any strain caused by vibrations) beyond that which it is designed to bear

6.7.4 On any application by the Tenant for the Landlord's consent under this sub-clause the Landlord shall if reasonably necessary to do so be entitled to consult and obtain the advice of a consulting engineer in relation to the floor loading proposed by the Tenant and the Tenant shall repay to the Landlord on demand the reasonable and proper fees of such consulting engineer

6.8    To comply with the Regulations

6.9    Not to store any noxious substance on the Premises

6.10   To observe good environmental practices

7.     ALIENATION

7.1    Generally

Unless otherwise permitted by this Clause not to hold the Premises expressly or impliedly on trust for another person or part with possession of the Premises or share occupation of the Premises with another person

7.2    Assignments

7.2.1  Not to assign a part (as distinct from the whole) of the Premises

7.2.2  Not to assign the whole of the Premises:

7.2.2.1 unless the proposed assignee has within three months prior thereto first covenanted by deed with the Landlord in such form as the Landlord may reasonably require that with effect from the date of the assignment and for the remainder of the Term the assignee will pay the Rent and observe and perform all the provisions of the Lease to be observed and performed by the Tenant; nor

7.2.2.2 unless the Tenant and the Surety (if any) first enter into an authorised guarantee agreement with the Landlord with respect to the performance of the tenants covenants by the assignee (in accordance with Section 16 of the Landlord and Tenant (Covenants) Act 1995), nor

7.2.2.3 if the Landlord so requires without first procuring a covenant by deed with the Landlord in the terms set out in Part Nine from two individuals who are (or a company which is) acceptable to the Landlord as surety for the assignee; nor

7.2.2.4 without the prior consent of the Landlord which will not be unreasonably withheld or delayed

7.3    Charges

7.3.1  Not to charge part (as distinct from the whole) of the Premises

7.3.2 Not to charge the whole of the Premises (except to a bank or similar financial institution) for the purpose only of borrowing money on the security of the Lease without obtaining three months prior thereto the consent of the Landlord which will not be unreasonably withheld

7.4    Under1ettings

7.4.1  Not to underlet a part (as distinct from the whole) of the Premises

7.4.2  Not to underlet the whole of the Premises:

7.4.2.1 Unless the proposed undertenant has within three months prior thereto first covenanted by deed with the Landlord in such form as the Landlord may reasonably require that with effect from the date of the underlease and during the term thereof the undertenant will observe and perform all the covenants on the Tenant's part (other than the covenant to pay rent) and the conditions contained in this Lease and observe and perform all the provisions of the underlease to be observed and performed by the undertenant; nor

7.4.2.2 If the Landlord so requires without first procuring a covenant by deed with the Landlord in the terms set out in Part Nine from two individuals who are (or a company which is) acceptable to the Landlord as surety for the undertenant; nor

7.4.2.3  Except by way of a "Permitted Underlease"; nor

7.4.2.4 Without the prior consent of the Landlord which will not be unreasonably withheld

7.4.3   A "Permitted Underlease" is an underlease which:

7.4.3.1  Is granted without a fine or premium

7.4.3.2 Reserves a rent not less than the rent for the current use (or for use within Class B8 of the Town and Country Planning (Use Classes) Order 1987 if used for that purpose) which the Tenant ought reasonably to obtain in the open market upon the grant of such underlease

7.4.3.3 Incorporates provision for the review of rent at the same times and on the same basis as in the Lease

7.4.3.4 Is (so far as is consistent with an underlease) in a form substantially the same as the Lease

7.4.3.5 Is excluded from the operation of Sections 24-28 of the Landlord and Tenant Act 1954

7.4.4    To enforce and not waive or vary the provisions of an underlease

7.4.5 To operate at the relevant dates of review the rent review provisions contained in an underlease but not to agree the rent upon such a review without the prior approval of the Landlord

7.4.6 Not to vary the terms of or accept any surrender of any Permitted Underlease (or agree to do so) without the Landlord's consent

7.5      Associated Companies

7.5.1 The Tenant may share occupation of the Premises with a company that is a member of the same group (as defined by Section 42 of the Landlord and Tenant Act 1954):

7.5.1.1 For so long as both the Tenant and that company remain members of the same group

7.5.1.2 Provided that within 21 days of such sharing the Landlord receives notice of the company sharing occupation and the address of its registered office and its irrevocable written acknowledgement that for so long as it occupies the Premises the Landlord has the same right to distrain against its assets on the Premises as against the assets of the Tenant

7.6      Notification

7.6.1 Upon request from time to time to provide within one month all information which the Landlord may request under Section 40(1)(a) and (b) of the Landlord and Tenant Act 1954

7.6.2 Within 28 days of any devolution of interest in or affecting the Premises (or any review of the rent payable under an underlease) to provide the Landlord's Solicitors with a certified copy of the document effecting or evidencing such devolution (including a rent review memorandum) and to pay such reasonable registration fee as the Landlord's Solicitor may require being not less than (Pounds)40 (plus VAT) and such fees as may be payable to any superior landlord

8.       LEGAL OBLIGATIONS

8.1 In this Clause "Legal Obligation" means any present or future statute statutory instrument or bye-law or any present or future regulation order notice direction code of practice or requirement of any Authority insofar as it relates to the Premises or to their occupation or use but irrespective of the person on whom such obligation is imposed

8.2 If the Tenant receives from an Authority formal notice of a Legal Obligation it shall forthwith produce a copy to the Landlord and if such notice is in the Landlord's opinion contrary to the interests of the Landlord the Tenant shall make such objection or representation against such Legal Obligation at the Landlord's cost as the Landlord may require but otherwise shall at its own expense observe and comply with all Legal Obligations

8.3 Where a Legal Obligation requires the carrying out of works the Tenant shall so far as such Legal Obligation permits also comply with the provisions of the Lease in relation to such works

8.4 The Tenant shall not do or omit to do in relation to the Premises or their use or occupation anything by reason of which the Landlord may incur any liability whether for costs a penalty damages compensation or otherwise

8.5 Without prejudice to the generality of this Clause the Tenant shall in particular observe and comply with all Legal Obligations of any appropriate Authority relating to health and safety means of escape in case of fire and the protection and preservation of life and property carrying out such works of modification and improvement to the Premises as may from time to time be required by such Legal Obligations

8.6 The Tenant shall carry out any works to the Premises not only in accordance with all Legal Obligations but also with good quality materials and in a good and workmanlike manner to the reasonable satisfaction of the Landlord

8.7 The Tenant shall perform and observe all covenants and other provisions contained or referred to in any document listed in Schedule 3 insofar as they relate to or affect the Premises or their use or occupation

8.8 The Tenant shall promptly give notice to the Landlord of any defect of which the Landlord may have a liability or duty of care under the Lease the Defective Premises Act 1972 or otherwise

9.       PLANNING

9.1 The provisions of this Clause supplement the general obligations imposed by Clause 7.6.2

9.2 Not to commit a breach of planning control (as defined in Section 172 of the Town and Country Planning Act 1990) in relation to the Premises

9.3 To observe and comply with the Planning Acts in relation to the Premises

9.4 Not to make any application under the Planning Acts (whether for planning permission or otherwise) in relation to the Premises without the Landlord's prior written consent and then only in a form previously approved by the Landlord (which consent and approval shall not be unreasonably withheld in relation to the Premises where works permitted by the Landlord under Clause 4 require planning permission)

9.5 To supply to the Landlord promptly and without further request copies of all applications notices decisions and other formal communications under the Planning Acts which relate in any way to the Premises and where such communications relate only to the Premises or to an application made by the Tenant then the Tenant shall at its own expense take such action to protect the Landlord's interests as the Landlord may require

9.6 Not to implement a planning permission until the Landlord has given its consent (such consent not to be unreasonably withheld where planning permission is granted pursuant to an application approved by the Landlord and where the Landlord's interests are not likely to be prejudiced by the implementation of such planning permission)

9.7 Where a planning permission imposes conditions the Landlord may before giving consent to its implementation require the Tenant:

9.7.1    to provide reasonable security for compliance with the conditions and

9.7.2 to undertake that if it implements the planning permission it will carry out prior to the Determination of the Term all works which the planning conditions may at any time require

9.8 Where on the Tenant's application a planning permission is refused or granted subject to conditions and the Landlord produces Counsel's opinion that the Landlord's interests are thereby materially prejudiced and that a planning appeal is justified the Tenant shall at its own expense prosecute such an appeal

10.      ENCROACHMENTS

10.1     Not to stop up darken or obstruct any window or light at the Premises

10.2 Not to permit and to take all reasonable measures to prevent any new window light opening doorway pathway conduit or other encroachment or easement being made or acquired in against out of or upon the Premises

11.     LANDLORD'S RIGHTS

11.1    To permit the Landlord to exercise any right excepted and reserved by
Schedule 2 and in addition the right to enter the Premises at all reasonable times after not less than two days' notice (except in emergency) with tools and equipment (if appropriate):

11.1.1 to inspect the Premises to ascertain whether the Tenant is complying with the Lease or to view their state and condition or to make surveys or to show the Premises to prospective tenants or purchasers or for any other reasonable purpose

11.1.2 to execute works following the Tenant's failure to comply with a notice served under Clause 3.10 (without prejudice to any other remedy available to the Landlord)

11.1.3  to take schedules or inventories

11.1.4 to inspect or execute works of repair maintenance decoration construction alteration improvement or otherwise to any adjacent property belonging to the Landlord and to erect scaffolding notwithstanding interference with the access of light or air to the Premises or temporary interference with any other right or easement but so far as practicable pedestrian access to the Premises and supplies of water gas and electricity and drainage (where applicable) will be maintained at all times during normal business hours

11.2 The Tenant will permit the affixation to suitable parts of the Premises of reletting notices during the six months preceding the Determination of the Term and of notices relating to the disposal or acquisition of any reversionary interest at any time

12.     COSTS

To pay on a full indemnity basis all reasonable and proper expenses (including professional advisers' reasonable and proper costs and fees and costs incurred by the Landlord in the employment of staff) incurred by the Landlord and any superior landlord in connection with incidental to consequent upon and (where appropriate) in contemplation of:

12.1 An application for the Landlord's consent (whether or not the consent is given or the application is withdrawn)

12.2 A schedule of dilapidations or a schedule of want of repair during the Term or after the Determination of the Term

12.3 A notice pursuant to a provision of the Lease or under Sections 146 or 147 of the Law of Property Act 1925 and proceedings under those Sections even if forfeiture is avoided otherwise than by relief granted by the court

12.4    The recovery of arrears of Rent or other sums payable under the Lease

12.5 The enforcement of any covenant or obligation of the Tenant under the Lease

12.6    Abating a nuisance which the Tenant fails to abate

13.     INDEMNITY

To be responsible for and to indemnify and keep the Landlord indemnified on a full indemnity basis against all claims demands actions or proceedings made or brought and all losses damages costs expenses and liabilities incurred suffered or arising directly or indirectly in respect of or otherwise connected with:

13.1    The use and occupation of the Premises

13.2 The state of repair and condition of the Premises (except to the extent (if any) caused by any act or default of the Landlord)

13.3 Any act omission or negligence of the Tenant or of any other person at the Premises with the express or implied authority of the Tenant or of anyone deriving title through the Tenant

13.4 Any breach of any covenant or other provision of the Lease to be observed or performed by the Tenant

14.     YIELDING UP

Upon the Determination of the Term to:

14.1 Remove all signs and tenant's fixtures and fittings and furniture and effects making good any damage to the Premises so caused

14.2 Yield up the Premises in a state and condition consistent with due compliance by the Tenant with its covenants and obligations under the Lease

15.     RELEASE OF LANDLORD

Not to unreasonably withhold or delay consent to a request made by the Landlord in accordance with Section 8 of the Landlord and Tenant (Covenants) Act 1995 for a release from the covenants on the part of the Landlord contained in the Lease to the extent (if any) that such covenants continue to bind the Landlord assigning the reversion

16.     VAT

16.1 To keep the Landlord informed about the VAT status of the Tenant's (or any Undertenant's) use of the Premises

16.2 To indemnify the Landlord in respect of adverse input VAT repercussions arising as a result of the Tenant's taxable use of the Premises falling below 80%

PART FOUR:  INSURANCE

1.          LANDLORD'S INSURANCE COVENANTS

1.1         The Landlord covenants with the Tenant as follows:

1.1.1 To insure with such insurers and through such agency as the Landlord thinks fit (but for the avoidance of doubt the Landlord shall not be liable to account to the Tenant for any profit or commission received) and subject to such excesses exclusions or limitations as the Landlord or its insurers may require and subject to such conditions as insurance cover against such risk is generally available:

1.1.1.1 The Premises (excluding all plate and other glass in the Premises) against the Insured Risks for a sum sufficient to cover the cost of reinstatement assuming total loss including all applicable VAT and ancillary costs (such as demolition site clearance boarding and propping and professional fees) and appropriate allowances for inflation

1.1.1.2 The loss of all Rent and applicable VAT for such period (being not less than 3 years) as the Landlord may from time to time reasonably consider sufficient to complete reinstatement of the Premises following a total loss and for such sum as takes into account any likely rent review during the period

1.1.1.3 Third party and public liability at the Premises for such sum as the Landlord may from time to time consider prudent

1.1.1.4 Such matters in relation to the Premises not otherwise specifically mentioned in this Part of the Lease as the Landlord from time to time considers prudent Provided that:

1.1.1.4.1 Where there are within the Premises goods or passenger lifts or hoists or air-conditioning or central heating installations the Landlord may insure such fixtures and fittings separately and in such manner and amount as the Landlord may at its absolute discretion determine

1.1.1.4.2 The Landlord shall have full power to settle and adjust with insurers all questions with regard to the liability of insurers and the amount or amounts payable under any policy

1.1.2 Upon reasonable request from time to time to produce to the Tenant a copy of full details of the policies of Insurance and evidence that they are in force

1.1.3 In the event of destruction or damage to the Premises by an Insured Risk then unless payment of the insurance monies has been refused in whole or in part by reason of any act or default of the Tenant or anyone under its control and subject to the Landlord being able to obtain all necessary consents and subject to such consents not being granted subject to conditions which would be unreasonable in all the circumstances the Landlord will reinstate and rebuild the Premises

Provided that:

1.1.3.1 The Landlord shall not be obliged to re-build to exactly the same plan or standards as before the occurrence of the insured peril but merely in such manner and to such designs specifications and plans as safety and normal commercial prudence on the part of an owner of the Premises would require

1.1.3.2 If such rebuilding or renewal is frustrated or is not in the opinion of the Landlord reasonably practicable:

1.1.3.2.1 The whole of such money received shall belong to the Landlord

1.1.3.2.2 Either party may at any time after three years has elapsed from the date of destruction or damage and the Premises has not been rebuilt due to such frustration give the other not less than three months notice of its wish to determine this Lease and immediately on the expiration of such three months this Lease shall absolutely determine but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the covenants conditions terms and agreements contained in this Lease

2.        TENANT'S INSURANCE COVENANTS

The Tenant covenants with the Landlord as follows:

2.1       To pay to the Landlord without any deduction on demand:

2.1.1 All premiums and other expenses incurred by the Landlord in effecting insurance against loss of rent

2.1.2 All premiums and other expenses (including valuation fees) incurred by the Landlord in effecting and maintaining the other insurance

2.1.3 All monies which the Landlord is unable to recover under a policy of insurance by reason of an act default or omission of the Tenant

2.1.4     All monies which are irrecoverable by reason of:

2.1.4.1     A condition of the policy or

2.1.4.2 The imposition by the insurer or the reasonable acceptance by the Landlord of an obligation to bear part of an insured loss (commonly called an excess)

2.2 To comply with the requirements and recommendations of the insurers or an Authority in relation to the Premises

2.3 Not do or omit to do anything which may make any policy of insurance void or voidable in whole or in part or increase the premium for any policy or cause the insurers to impose more onerous terms in any policy but if as a result of a breach of this covenant a premium is increased then the Tenant will forthwith upon demand pay to the Landlord the whole of such increase

2.4 To supply and maintain such fire fighting equipment on the Premises as the insurer or an Authority may require

2.5 To notify the Landlord forthwith of any loss damage or destruction of or relating to the Premises and of any other event which comes to the attention of the Tenant and which may affect or give rise to a claim under a policy of insurance

2.6 Not to effect any insurance equivalent to the Insurance but if in breach of this covenant it does so it shall pay to the Landlord all monies received under such insurance

2.6.1 To insure in the joint names of the Landlord and the Tenant all the plate and other glass in the Premises against breakage or damage howsoever caused in its full reinstatement value for the time being through the Landlord's agency with insurers specified or approved by the Landlord

2.6.2 To produce to the Landlord on demand the policy and the receipt for the current year's premium

2.6.3 To lay out as soon as possible all monies received from such insurance in reinstating the glass

3.        ABATEMENT OF RENT

3.1 If the Premises are destroyed or so damaged by an Insured Risk that the Premises are wholly or partially unfit for occupation and use and the insurance has not been vitiated or any payment refused by reason of some act neglect or default of the Tenant or someone deriving title through the Tenant or some person with the express or implied authority of either of them then the Rent or a fair proportion thereof according to the nature and extent of the damage sustained shall cease to be payable until the Premises are again fit for occupation and use (to the extent only that such loss of Rent is recoverable under Insurance against loss of Rent) or three years from the date of the damage or destruction whichever is the earlier

3.2 A dispute as to the amount or duration of such cesser of Rent shall be referred to arbitration under the Arbitration Act 1996 the arbitrator to be appointed (failing agreement between the Parties) by the President of the Royal Institution of Chartered Surveyors upon the application of either Landlord or Tenant

PART FIVE:   LANDLORD'S COVENANTS

Subject to the Tenant paying the Rent and other sums due under the Lease and complying with its covenants the Landlord covenants with the Tenant to permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance by the Landlord or by those lawfully claiming under or in trust for the Landlord

PART SIX:           RENT REVIEW

1.     DEFINITIONS AND INTERPRETATION

1.1 In this part of the Lease the following words and expressions have the following meanings unless the context otherwise requires:

1.1.1 Open Market Rent" means the annual rent at which the whole of the Premises (or the sum of its respective parts whichever is the greater) would be let in the open market by a willing landlord to a willing tenant:

1.1.1.1        Assuming that:

1.1.1.1.1 the Premises are available to let (with vacant possession at the commencement of the term) on the open market without a fine or premium under a lease for a term of equal length to the Agreed Term on the same terms and conditions as the Lease other than as to the amount of rent (but including the provisions for rent review)

1.1.1.1.2 the covenants and provisions of the Lease on the part of the Landlord and the Tenant have been fully performed and observed

1.1.1.1.3 if the Premises have been destroyed or damaged they have been fully restored

1.1.1.1.4 the Premises are fully fitted out and equipped and are available and fit for immediate occupation and use

1.1.1.1.5 no work has been carried out to the Premises (unless by the Landlord or a superior landlord) which has diminished their rental value

1.1.1.1.6 every prospective willing landlord and willing tenant is able to recover VAT in full

1.1.1.1.7 All parts of the Premises may be used for the Permitted Use and for any purpose (in addition to the Permitted Use) permitted under the Planning Acts

1.1.1.2        But disregarding:

1.1.1.2.1 any effect on rent of the fact that the Tenant or any undertenant or any of their respective predecessors in title have been in occupation of the Premises

1.1.1.2.2 any goodwill attached to the Premises by reason of the carrying on of the business of the Tenant or any undertenant or any of their respective predecessors in title

1.1.1.2.3 the taxable status of the Landlord or the Tenant for the purposes of VAT or any other tax

1.1.1.2.4  any effect on rent of the Restrictions

1.1.1.2.5 any adverse effect on rent of any temporary works operations or other activities on any adjoining or neighbouring property

1.1.1.2.6 any effect on rent attributable to any improvement to the Premises carried out to the Premises before or after the date of this Lease otherwise than in pursuance of an obligation to the Landlord or its predecessors in title to the extent only that such improvement has been carried out without cost to the Landlord or its predecessors in title

1.1.1.2.7 any effect on rent of the absence of any rental concession and/or inducements which might on a new letting with vacant possession be granted and/or given to a tenant

1.1.2 "Restrictions" mean restrictions imposed by an Authority which operate to impose any limitation in relation to the review of rent or the collection of any increase in rent

1.2    Time is not of the essence

2.     THE RENT REVIEW

At each Rent Review Date the rent shall be reviewed in accordance with the provisions of this part of the Lease and from and after each Rent Review Date the rent payable in respect of the Premises shall be the greater of:

2.1    the rent payable immediately before the Rent Review Date,

2.2    the Open Market Rent on the Rent Review Date,

2.3 the Open Market Rental based on the further assumption that the actual use of the Premises is for a B8 use multiplied by 121.5%

3.     FIXING THE REVIEWED RENT

The Open Market Rent shall be determined as follows:

3.1 It shall be such annual rent as shall be agreed between the Landlord and the Tenant at any time or in absence of agreement determined by an independent Chartered Surveyor appointed jointly by the Landlord and the Tenant before a date two months prior to the Rent Review Date, and

3.2 If the Landlord and the Tenant have not agreed the appointment of such independent Chartered Surveyor before the said date two months prior to the Rent Review Date then as determined by an independent Chartered Surveyor appointed on the application of either party alone by the President for the time being of the Royal Institution of Chartered Surveyors (or any person authorised by him to make appointments on his behalf), and

3.3 In either case it shall be at the Landlord's sole option to elect whether such independent Chartered Surveyor is to act as an expert or as an arbitrator in accordance with the provisions of the Arbitration Act 1996

Provided that:

3.3.1 such independent Chartered Surveyor shall afford to each of the parties hereto an opportunity to make representations to him up to the date of his decision

3.3.2 if the independent Chartered Surveyor shall die or become unwilling or incapable of acting or if for any reason the President for the time being of the Royal Institution of Chartered Surveyors (or the person acting on his behalf) shall in his absolute discretion think fit he may by writing discharge the independent surveyor and appoint another in his place (which procedure may be repeated as often as necessary)

3.4 The costs of the independent Chartered Surveyor shall be borne equally between the Landlord and the Tenant or as the independent Chartered Surveyor directs

4.     DELAYED REVIEW

Where the reviewed rent is not ascertained prior to the Rent Review Date then in respect of the period of time ("the Interval") beginning with the Rent Review Date and ending on the date on which the reviewed rent is agreed or such determination shall have been published the Tenant shall continue to pay rent at the rate equal to the rent payable immediately before the Rent Review Date (such payment being on account of the rent for that period)

Provided that:

4.1 At the expiration of the Interval there shall be due as a debt payable by the Tenant to the Landlord on demand a sum of money equal to the amount whereby the reviewed rent shall exceed the yearly rent payable immediately before the Rent Review Date but duly apportioned on a daily basis in respect of the Interval ("the Excess")

4.2 To the Excess there shall be added interest thereon (at 3% below the Interest rate) from the Rent Review Date until the excess is received by the Landlord

5.     MEMORANDA OF REVISED RENT

Where Rent is increased with effect from a Rent Review Date the Landlord and the Tenant shall sign memoranda thereof (such memoranda to be prepared by the Landlord at the cost of the Tenant) for annexation to both the original and the counterpart of the Lease

6.     RESTRICTIONS

Where Restrictions are in force at any of the Rent Review Dates the Landlord shall when such Restrictions are removed relaxed or modified be entitled (on giving not less than one month's notice in writing to the Tenant) to proceed with any review of the rent which may have been prevented (or further to review the rent in respect of any review where the Landlord's right was restricted or modified) and the date specified in the said notice shall be deemed for the purposes hereof to be a Rent Review Date (providing nevertheless that nothing herein contained shall be construed as varying any subsequent Rent Review Dates) and the Landlord shall be entitled to recover any resulting increase in rent with effect from such date as shall then be permitted by law

PART SEVEN:    PROVISOS AND AGREEMENTS

It is provided and agreed as follows by the parties to this Lease:

1.     RECOVERY OF MONEY

In addition to any other remedy available to the Landlord all moneys due from the Tenant to the Landlord under the Lease may be recoverable as if such moneys were reserved as Rent

2.     USER WARRANTY

The Landlord does not warrant that the Premises may lawfully be used for any purpose authorised under the Lease

3.     EASEMENTS

3.1 The Tenant is not entitled to and the Premises do not enjoy any right of light or air which might restrict or interfere with the free use of any other property for building or any other purpose

3.2 The operation of Section 62 of the Law of Property Act 1925 is excluded from the Lease and the only rights granted with the Premises are those expressly granted in the Lease

3.3 A person exercising any right of entry granted or reserved under the Lease in order to carry out works must:

3.3.1  give reasonable prior notice to the relevant party (except in emergency)

3.3.2 exercise the right in a mariner which causes as little damage and inconvenience as is practicable in the circumstances

3.3.3  make good any physical damage caused as soon as is reasonably practicable

4.     COVENANTS

4.1 Nothing contained or implied in the Lease gives the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition relating to other property

4.2 Each covenant in the Lease by the Tenant remains in full force at law and in equity notwithstanding any waiver or release temporarily or permanently revocably or irrevocably of any other covenant in the Lease or of any covenant affecting other property

5.   LIABILITY
5.1 The Landlord is not responsible to the Tenant or to anyone in the Premises with the Tenant's express or implied authority for any accident injury damage or loss

5.2 The Landlord is not responsible for any accident injury damage or loss resulting or alleged to result from the negligence act or omission of any tenant employee officer or agent of the Landlord or of any other person in the Premises

6.   COMPENSATION

Any statutory right of the Tenant to claim compensation from the Landlord whether on vacating the Premises or otherwise is excluded t6 the extent that the law allows

7.   NOTICES

The provisions contained in Section 196 of the Law of Property Act 1925 as to notices apply to this Lease provided that any notice to be served on the Landlord shall at the same time also be served upon it at its Property Department at 55 Gracechurch Street London EC3V 0UF

PART EIGHT:    FORFEITURE

1.   RIGHT OF RE-ENTRY

The Landlord may at any time after the occurrence of any of the following events re-enter the Premises whereupon this demise shall absolutely determine (but without prejudice to any right of action of the Landlord in respect of any arrears of Rent or any antecedent breach of covenant):

1.1 If any Rent remains unpaid 21 days after it is due (whether formally demanded or not); or

1.2 If any covenant or stipulation in the Lease which is to be performed or observed by the Tenant is not performed or observed; or

1.3 If the Tenant (or any party included within the definition of the Tenant) is a company and effects a return or reduction of capital; or

1.4 If the Tenant permits any execution or distress to be levied on any goods in the Premises; or

1.5 If the Tenant (or any one party included within the definition of the Tenant) becomes Insolvent (as defined in the next Clause)

2.   INSOLVENCY

"Insolvent" means for the purposes of this part of the Lease :-

2.1    In relation to a company that:

2.1.1 it is deemed unable to pay its debts as defined in Section 123 of the Insolvency Act 1986 (referred to as "the Act" in the remainder of this Clause); or

2.1.2  a proposal is made for a voluntary arrangement under Part I of the Act;
or

2.1.3  a petition is made for an administration order under Part II of the Act;
or

2.1.4 a receiver or manager is appointed whether under Part III of the Act (including an administrative receiver) or otherwise; or

2.1.5 it goes into liquidation as defined in Section 247(2) of the Act (other than a voluntary winding up solely for the purpose of amalgamation or reconstruction while solvent); or

2.1.6  a provisional liquidator is appointed under Section 135 of the Act; or

2.1.7  a proposal is made for a scheme of arrangement under Section 425 of the

Companies Act 1985; and

2.2    In relation to an individual that:

2.2.1 an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act; or

2.2.2 a bankruptcy petition is presented to the Court or his circumstances are such that a bankruptcy petition could be presented under Part IX of the Act; or

2.2.3  he enters into a deed of arrangement

PART NINE:     GUARANTEE

1.   INTRODUCTION
The parties agree and declare as follows:

1.1 Where a Surety is a party to the Lease the Surety covenants with the Landlord as set out in the next Clause

1.2 Where a surety for an assignee is required such surety shall covenant with the Landlord as if it were the Surety under the Lease except that the guarantee will take effect only from the date of the relevant assignment and extend only to the obligations of the assignee

1.3 where a surety for an undertenant is required such surety shall covenant with the Landlord as if it were the Surety under the Lease except that the guarantee will extend only to the obligations of the undertenant under the underlease and the provisions relating to disclaimer of the Lease will not apply

2.     SURETY'S COVENANT

The Surety covenants with the Landlord (for the benefit of the Landlord and of the person in whom from time to time the reversion immediately expectant upon the Determination of the Term is vested without the need for any express assignment) that:

2.1 During the Term the Tenant shall punctually pay the Rent and observe and perform the covenants and other provisions of the Lease and in case of default the Surety will pay the Rent and observe and perform the covenants and provisions in respect of which the Tenant is in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses thereby arising or incurred by the Landlord

2.2 The liability of the Surety under Clause 2.1 shall not be affected in any way by:

2.2.1 any neglect or forbearance of the Landlord in enforcing payment of Rent or observance or performance of the covenants and provisions of the Lease

2.2.2  any time or indulgence given to the Tenant by the Landlord

2.2.3 any refusal by the Landlord to accept Rent from the Tenant following a breach of covenant by the Tenant

2.2.4 any agreement with the Tenant any licence or consent granted to the Tenant or any variation in the terms of the Lease

2.2.5 the death of the Tenant (if an individual) or the dissolution of the Tenant (if a company)

2.2.6 a surrender of part of the Premises except that the Surety will have no liability in relation to the surrendered part in respect of any period following the date of surrender

2.2.7 any other act matter or thing apart from the express release in writing of the Surety

2.3 If during the Term the Tenant (being a company) enters into liquidation or (being an individual) becomes bankrupt and the liquidator or the trustee in bankruptcy disclaims the Lease the Surety shall upon written notice from the Landlord given within twelve months afier the date of disclaimer accept a new lease of the Premises for a term equal to the residue then remaining unexpired of the Agreed Term at the Rent then being paid under the Lease and otherwise subject to the same covenants and provisions as in the Lease (without however requiring any other person to act as guarantor) such new lease to take effect from the date of disclaimer and to be granted at the cost of the Surety who shall execute and deliver to the Landlord a counterpart of it

2.4 If the Lease is disclaimed and for any reason the Landlord does not require the Surety to accept a new lease pursuant to Clause 2.3 the Surety shall pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Premises and the Rent (if higher) which would have been payable had the Lease not been disclaimed for the period commencing with the date of disclaimer and ending upon the date twelve months after the date of disclaimer or (if earlier) the date upon which the Premises are relet

SCHEDULE 1: RIGHTS

All rights and benefits contained in any entries in Title No. NGL242839

SCHEDULE 2: EXCEPTIONS AND RESERVATIONS

The following rights are excepted and reserved to the Landlord:

1. All rights which the Tenant covenants to permit under Part Three of the Lease

2. The free and uninterrupted passage of water and soil through the relevant Conducting Media and of gas electricity and other services (if any) through the relevant conducting Media which now are in on or passing through or under the Premises and which serve other property of the Landlord or the Landlord's tenants

3. Full rights to use and build upon or alter any property now or hereafter belonging to the Landlord or the Landlord's Tenants (and not hereby demised) at any time for any purpose in any manner whatsoever notwithstanding that the access of light and air to the Premises is thereby diminished

4. All rights of support and other easement and all quasi- easements rights and benefits of a similar nature now enjoyed or intended to be enjoyed by any other property held by the Landlord or by any Tenants of the Landlord

SCHEDULE 3: INCUMBRANCES

Date        Deed                            Parties

30.11.1999  Section 106 Agreement  (1)  The Mayor and Burgesses of the London

                                            Borough of Hounslow

                                            (2)  The Landlord


All matters contained or referred to in Title Number NGL242839

SCHEDULE 4: REGULATIONS

1. Not to leave or park so as to cause any obstruction in or on any approach roads except in the appropriate car parking spaces (if any) any motor car motor bike or other vehicle belonging to or used by the Tenant or occupier of the Premises

2. Not to allow any article belonging to or under the control of the Tenant to lie or stand on the pavement in front of the Premises or any forecourt or any other outside area of the Premises

3. Not to cause any lands roads or pavements abutting the Premises to become untidy or in a dirty condition

4. Not to deposit any waste rubbish or refuse on any part of the land within the Premises

5. Not to cause any grit or noxious or offensive effluvia to be emitted from any engine furnace chimney or other apparatus within the Premises without using the best possible means for preventing or counteracting such emission

6. Not to excavate for dig remove sell or dispose of any minerals earth clay gravel chalk or sand from the Premises or to sink any well

7.  Not to keep any animals in or about the Premises

8. Not to use any sound amplification equipment in a manner which is audible outside the

Premises

9.  To secure the Premises against intrusion when not in use

10. To take due precaution to avoid water freezing in any Conducting Media within the Premises

11. To keep down vermin

12. To ensure the Landlord has at all times written notice of the name address and telephone number of at least two keyholders of the Premises


The Common Seal of DIGITAL ISLAND
LIMITED was hereunto affixed in the presence of

Director



Director/Secretary



The Common Seal of DIGITAL ISLAND
was hereunto affixed in the
presence of:-


Director



Director/Secretary

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